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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               Form 8-K /A-1


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)  January 9, 2001


                     Commission File Number 000-28225



                       WORLDNET RESOURCE GROUP, INC.
                     ---------------------------------
          (Exact Name of Registrant as Specified in its Charter)


            Utah                                             91-2063239
--------------------------------                    -----------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification Number)



                             920 N. Nash Street
                        El Segundo, California 90245
                       ------------------------------
                  (Address of principal executive offices)
                                 (Zip Code)


                               (310) 607-0060
                               --------------
              (Registrant's Executive Office Telephone Number)


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ITEM 5.  OTHER INFORMATION

     On January 3, 2001, the Company and its president, Stephen Brown, finalized an agreement to stay the collection of a default judgment entered by the United States District Court, Central District of California against the Company and Stephen Brown on or about October 16, 2000, in the amount of $1,204,245.64.

     Pursuant to the terms of the Agreement to Stay Collection of Default Judgment, H.A.A., Inc., Birdie Capital Corporation, Forest Equities and Steven Berger (the"Plaintiffs") have agreed not to pursue any action to collect on the default judgment during the 90 day period beginning December 18, 2000, so long as the Company pays Plaintiffs the greater of $150,000 or 25% of all funds raised by the Company in excess of $600,000 by the end of said 90 day period. If the Company fulfills its payment obligation under the Agreement, the Agreement will automatically renew at the end of the 90 day period for consecutive 90 day periods, until such time as the judgment, all post judgment interest and attorneys' fees and costs reasonably incurred by Plaintiffs have been paid in full. Each time Plaintiffs receive a payment, they will enter a partial satisfaction of judgment with the Court in the amount of the payment until the judgment is satisfied in full.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibits.  The following exhibits are included as part of this report:

     Exhibit   SEC
     Number    Ref.           Title of Document             Location
     --------  -------------  ----------------------------  --------------

      10.01     10             Agreement to Stay Collection  Attached
                               of Default Judgment



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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WORLDNET RESOURCE GROUP, INC.



Date: January 9, 2000         By /s/ Stephen Brown
                                 -----------------
                                 Stephen Brown, President, CEO



Date: January 9, 2000         By /s/ Noel Navarro
                                 ----------------
                                 Noel Navarro, Vice President, Secretary

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